Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of bioAffinity Technologies, Inc., a Delaware Corporation (“Company”), for the period ended September 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (“Report”), each of the undersigned officers of the Company hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of such officer’s knowledge:

1)	the Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of September 30, 2025 (the last date of the period covered by the Report).

Date: November 14, 2025	/s/ Maria Zannes
Maria Zannes
President and Chief Executive Officer
(Principal Executive Officer)

Date: November 14, 2025	/s/ J. Michael Edwards
J. Michael Edwards
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)